Report of Independent Registered Public Accounting Firm


To the Shareholders and
Board of Trustees of
Evergreen Municipal Trust

In planning and performing our audits of the
 financial statements of Evergreen Alabama
Municipal Bond Fund, Evergreen Florida High
Income Municipal Bond Fund, Evergreen Florida
 Municipal Bond Fund, Evergreen Georgia
Municipal Bond Fund, Evergreen Maryland
Municipal Bond Fund, Evergreen North
 Carolina Municipal Bond Fund, Evergreen
 South Carolina Municipal Bond Fund and
Evergreen Virginia Municipal Bond Fund,
 each a series of Evergreen Municipal
 Trust, as of and for the year ended
 August 31, 2006, in accordance with
 the standards of the Public Company
Accounting Oversight Board (United States),
 we considered its internal control
over financial reporting, including
control activities for safeguarding
 securities, as a basis for designing
 our auditing procedures for the
 purpose of expressing our opinion
 on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the purpose
of expressing an opinion on the
effectiveness of Evergreen Municipal
 Trust's internal control over
financial reporting. Accordingly,
we express no such opinion.

The management of Evergreen Municipal
 Trust is responsible for
establishing and maintaining
 effective internal control
over financial reporting. In
 fulfilling this responsibility,
 estimates and judgments by
management are required to
assess the expected benefits
 and related costs of controls.
 A company's internal control
 over financial reporting is a
 process designed to provide
reasonable assurance regarding
 the reliability of financial
reporting and the preparation
of financial statements for
external purposes in accordance
 with U.S. generally accepted
accounting principles. Such
internal control includes
policies and procedures that
 provide reasonable assurance
regarding prevention or
timely detection of unauthorized
 acquisition, use or
disposition of a company's
 assets that could have
a material effect on the
financial statements.

Because of its inherent
 limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any evaluation
 of effectiveness to
future periods are subject
to the risk that controls
 may become inadequate
because of changes in
conditions, or that the
degree of compliance with
 the policies or procedures
 may deteriorate.

A control deficiency exists
 when the design or
operation of a control
does not allow management
 or employees, in the
 normal course of
performing their
assigned functions,
to prevent or detect
misstatements on a
timely basis. A
significant deficiency
is a control
deficiency, or
combination of control
deficiencies, that
 adversely affects
the company's ability
to initiate, authorize,
 record, process or report
 external financial data
reliably in accordance
 with U.S. generally
accepted accounting
principles such that
there is more than a
remote likelihood that
 a misstatement of the
 company's annual or
interim financial statements
that is more than inconsequential
 will not be prevented or
 detected. A material weakness
 is a significant deficiency,
 or combination of significant
deficiencies, that results
 in more than a remote
likelihood that a material
 misstatement of the annual
 or interim financial statements
 will not be prevented or detected.

our consideration of Evergreen
 Municipal Trust's internal
 control over financial reporting
was for the limited purpose
described in the first paragraph
 and would not necessarily
disclose all deficiencies in
internal control that might be
 significant deficiencies or
material weaknesses under
standards established by the
 Public Company Accounting
Oversight Board (United States).
 However, we noted no deficiencies
 in Evergreen Municipal Trust's
 internal control over financial
 reporting and its operation,
 including controls for safeguarding
 securities that we consider to
 be a material weakness as defined
 above as of August 31, 2006.

This report is intended solely
 for the information and use of
 management and the Board of Trustees
 of Evergreen Municipal Trust and
the Securities and Exchange
Commission and is not intended
 to be and should not be used by
 anyone other than these specified
 parties.



Boston, Massachusetts
October 24, 2006